UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2014

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road

Tucker, Georgia           30084

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 20, 2014, Carolyn C. Howard, a director of Video Display Corporation (the “Company”), tendered her resignation from the Board of Directors of the Company, effective August 20, 2014. At the time of her resignation, Ms. Howard was a member of the Audit Committee and a member of the Compensation Committee and had previously meritoriously served as Chairperson of the Audit Committee for many years. The Company has regretfully accepted Ms. Howard’s resignation which was tendered due to a settlement with the New Hampshire Bureau of Securities Regulation pursuant to which she agreed to resign from the Company’s Board of Directors. The Company intends to present a nominee to fill the vacancy created by her departure at the next scheduled meeting of Video Display Corporation shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014	VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer